FERRO CORPORATION REPORTS THIRD QUARTER 2021 RESULTS

Third Quarter Continuing Operations*	Year to Date Continuing Operations*
•Net Sales increased 14.6% to 277.2M, or 13.3% on a constant currency basis
•Gross Profit increased 18.8% to $83.4M, Gross Profit Margin improved 110 bps to 30.1%
•Adjusted Gross Profit Margin improved 80 bps to 30.5%
•GAAP diluted EPS of $0.13, Adjusted diluted EPS of $0.24
•Income from continuing operations of $11.7M, Adjusted EBITDA increased 19.5% to $44.0M
•Adjusted EBITDA Margin improved to 15.9%

•Net Sales increased 23.0% to $859.9M, or 19.3% on a constant currency basis
•Gross Profit increased 27.3% to $273.3M, Gross Profit Margin improved 110 bps to 31.8%
•Adjusted Gross Profit Margin improved 90 bps to 32.4%
•GAAP diluted EPS of $0.56, Adjusted diluted EPS of $0.97
•Income from continuing operations of $47.7M, Adjusted EBITDA increased 48.0% to $160.5M
•Adjusted EBITDA Margin improved 320 bps to 18.7%

*Comparative information is relative to prior-year third quarter and prior-year to September 30 for Continuing Operations
Ferro will not host a Third Quarter 2021 Earnings teleconference call

Key Results from Continuing Operations* (amounts in thousands, except EPS)

Sales and Gross Profits	Q3 2021	% Change	YTD 2021	% Change
Net Sales	$277,228	14.6%	$859,917	23.0%
Net Sales (Constant Currency)	277,228	13.3%	859,917	19.3%
Gross Profit (GAAP)	83,378	18.8%	273,316	27.3%
Gross Profit Margin	30.1%	110bps	31.8%	110bps
Adjusted Gross Profit (Constant Currency)	$84,629	16.3%	$278,418	22.7%
Adjusted Gross Profit Margin	32.4%	80bps	32.4%	90bps

Income from Continuing Operations, Adjusted EBITDA and Adjusted EPS	Q3 2021	% Change	YTD 2021	% Change
Income from Continuing Operations	$11,679	22.3%	$47,664	102.5%
Adjusted EBITDA	44,046	19.5%	160,533	48.0%
Adjusted EBITDA Margin	15.9%	70bps	18.7%	320bps
GAAP diluted EPS	$0.13	18.2%	$0.56	107.4%
Adjusted EPS	0.24	26.7%	0.97	74.3%
*Comparative information is relative to prior-year third quarter and prior-year to September 30 for Continuing Operations.

Third Quarter 2021 Highlights
Net sales in the third quarter of 2021 increased 14.6% to $277.2 million and increased 13.3% on a constant currency basis, primarily due to higher demand across all business segments. For the quarter, gross profit increased 18.8% to $83.4 million and, on a constant currency basis, increased 16.3% to $84.6 million compared to the prior year quarter. Gross Profit Margin in the third quarter of 2021 increased 110 basis points to 30.1% compared to the prior year. The increase in gross profit was primarily driven by favorable sales volume and mix and higher product pricing partially offset by higher raw material costs.
GAAP diluted EPS from continuing operations improved 18.2% to $0.13 from the prior year quarter and Adjusted diluted EPS increased by 26.7% to $0.24. Net Income from continuing operations increased to $11.7 million compared to the prior year quarter of $9.5 million. Adjusted EBITDA improved 19.5% to $44.0 million. Adjusted EBITDA margin improved to 15.9%.

Segment Results Continuing Operations * (amounts in thousands, except EPS)

Functional Coatings	Q3 2021	% Change	YTD 2021	% Change
Net Sales	$179,568	16.4%	$559,299	26.7%
Net Sales (Constant Currency)	179,568	15.0%	559,299	22.9%
Gross Profit (GAAP)	51,094	21.9%	172,491	37.1%
Gross Profit Margin	28.5%	130 bps	30.8%	230 bps
Adjusted Gross Profit (Constant Currency)	51,667	20.1%	175,923	31.3%
Adj. Gross Profit Margin (Constant Currency)	28.8%	120bps	31.5%	210bps

Color Solutions	Q3 2021	% Change	YTD 2021	% Change
Net Sales	$97,660	11.4%	$300,618	16.7%
Net Sales (Constant Currency)	97,660	10.4%	300,618	13.3%
Gross Profit (GAAP)	32,790	15.3%	103,150	15.6%
Gross Profit Margin	33.6%	110bps	34.3%	(30) bps
Adjusted Gross Profit (Constant Currency)	32,854	11.8%	103,785	11.9%
Adj. Gross Profit Margin (Constant Currency)	33.6%	40 bps	34.5%	(40) bps
*Comparative information is relative to prior-year third quarter and prior-year to September 30 for Continuing Operations

Transaction Update
As previously announced, on May 11, 2021, Ferro Corporation entered into a definitive agreement to be acquired by an affiliate of Prince International Corporation (“Prince”), a portfolio company of American Securities LLC. The transaction was overwhelmingly approved at a special meeting of Ferro shareholders on September 9, 2021. The transaction is subject to customary closing conditions and is anticipated to close in the first quarter of 2022.

Due to the pending transaction, Ferro will not host a third quarter 2021 earnings teleconference.
Constant currency
Constant currency results reflect the remeasurement of 2020 reported and adjusted local currency results using 2021 exchange rates, which produces constant currency comparatives for 2021 reported and adjusted results. These non-GAAP financial measures should not be considered as a substitute for the measures of financial performance prepared in accordance with GAAP.
About Ferro Corporation
Ferro Corporation (www.ferro.com) is a leading global supplier of technology-based functional coatings and color solutions. Ferro supplies functional coatings for glass, metal, ceramic and other substrates and color solutions in the form of specialty pigments and colorants for a broad range of industries and applications. Ferro products are sold into the building and construction, automotive, electronics, industrial products, household furnishings and appliance markets. The Company’s reportable segments include: Functional Coatings and Color Solutions. Headquartered in Mayfield Heights, Ohio, the Company has approximately 3,600 associates globally and reported 2020 sales of $959 million.

Cautionary Note on Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These forward-looking statements include statements relating to the expected timing, completion and effects of the proposed merger, as well as other statements representing management’s beliefs about, future events, transactions, strategies, operations and financial results, including, without limitation, our expectations with respect to the costs and other anticipated financial impacts of the merger; future financial and operating results of Ferro Corporation (“Ferro”); Ferro’s plans, objectives, expectations and intentions with respect to future operations and services; required approvals to complete the merger by our shareholders and by governmental regulatory authorities, and the timing and conditions for such approvals; the stock price of Ferro prior to the consummation of the transactions; and the satisfaction of the closing conditions to the proposed merger. Such forward-looking statements often contain words such as “assume,” “will,” “anticipate,” “believe,” “predict,” “project,” “potential,” “contemplate,” “plan,” “forecast,” “estimate,” “expect,” “intend,” “is targeting,” “may,” “should,” “would,” “could,” “goal,” “seek,” “hope,” “aim,” “continue” and other similar words or expressions or the negative thereof or other variations thereon. Forward-looking statements are made based upon management’s current expectations and beliefs and are not guarantees of future performance. Such forward-looking statements involve numerous assumptions, risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements. Our actual business, financial condition or results of operations may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others, those risks and uncertainties described in any of our filings with the Securities and Exchange Commission (the “SEC”). Certain other factors which may impact our business, financial condition or results of operations or which may cause actual results to differ from such forward-looking statements are discussed or included in our periodic reports filed with the SEC and are available on our website at www.ferro.com under “Investors.” You are urged to carefully consider all such factors. Although it is believed that the expectations reflected in such forward-looking statements are reasonable and are expressed in good faith, such expectations may not prove to be correct and persons reading this communication are therefore cautioned not to place undue reliance on these forward-looking statements which speak only to expectations as of the date of this communication. We do not undertake or plan to update or revise forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this communication, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If we make any future public statements or disclosures which modify or impact any of the forward-looking statements contained in or accompanying this communication, such statements or disclosures will be deemed to modify or supersede such statements in this communication.
Ferro Corporation
Investor & Media Contact:
Kevin Cornelius Grant, 216.875.5451
Director of Investor Relations and Corporate Communications
kevincornelius.grant@ferro.com

Table 1
Ferro Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Net sales	$277,228	$241,877	$859,917	$699,004
Cost of sales	193,850	171,711	586,601	484,356
Gross profit	83,378	70,166	273,316	214,648
Selling, general and administrative expenses	54,520	47,820	167,384	154,407
Restructuring and impairment charges	602	2,447	7,756	12,231
Other expense (income):
Interest expense	5,436	4,767	19,879	16,474
Interest earned	(88)	(474)	(737)	(1,035)
Foreign currency losses (gains), net	426	1,450	4,793	1,278
Loss on extinguishment of debt	—	—	1,981	—
Miscellaneous income, net	(2,997)	(438)	(5,350)	(2,604)
Income before income taxes	25,479	14,594	77,610	33,897
Income tax expense	13,800	5,047	29,946	10,364
Income from continuing operations	11,679	9,547	47,664	23,533
Income (loss) from discontinued operations, net of income taxes	(822)	5,367	87,484	2,350
Net income	10,857	14,914	135,148	25,883
Less: Net income attributable to noncontrolling interests	482	440	1,301	826
Net income attributable to Ferro Corporation common shareholders	$10,375	$14,474	$133,847	$25,057
Earnings (loss) per share attributable to Ferro Corporation common shareholders:
Basic earnings:
Continuing operations	0.14	0.11	0.56	0.28
Discontinued operations	(0.01)	0.07	1.06	0.03

Diluted earnings:
Continuing operations	0.13	0.11	0.56	0.27
Discontinued operations	(0.01)	0.06	1.05	0.03

Shares outstanding:
Weighted-average basic shares	82,719	82,261	82,627	82,201
Weighted-average diluted shares	83,687	82,771	83,520	82,891
End-of-period basic shares	82,742	82,291	82,742	82,291

Table 2
Ferro Corporation and Subsidiaries
Segment Net Sales, Gross Profit and SG&A (unaudited)

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Segment Net Sales
Functional Coatings	$179,568	$154,218	$559,299	$441,325
Color Solutions	97,660	87,659	300,618	257,679
Total segment net sales	$277,228	$241,877	$859,917	$699,004

Segment Gross Profit
Functional Coatings	$51,094	$41,906	$172,491	$125,842
Color Solutions	32,790	28,450	103,150	89,222
Other costs of sales	(506)	(190)	(2,325)	(416)
Total gross profit	$83,378	$70,166	$273,316	$214,648

Selling, general and administrative expenses
Strategic services	$23,488	$22,363	$71,616	$69,474
Functional services	21,209	21,831	77,230	72,274
Incentive compensation	8,404	2,018	12,404	6,109
Stock-based compensation	1,419	1,608	6,134	6,550
Total selling, general and administrative expenses	$54,520	$47,820	$167,384	$154,407

Table 3
Ferro Corporation and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)

(Dollars in thousands)	September 30, 2021	December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$148,754	$174,077
Accounts receivable, net	157,610	137,008
Inventories	267,994	260,332
Other receivables	65,654	72,272
Other current assets	20,835	18,261
Current assets held-for-sale	—	307,854
Total current assets	660,847	969,804
Other assets
Property, plant and equipment, net	326,982	330,045
Goodwill	172,968	175,351
Intangible assets, net	110,049	119,500
Deferred income taxes	108,426	115,962
Operating leased assets	13,387	15,446
Other non-current assets	26,604	80,618
Non-current assets held-for-sale	—	154,207
Total assets	$1,419,263	$1,960,933

LIABILITIES AND EQUITY
Current liabilities
Loans payable and current portion of long-term debt	$8,888	$8,839
Accounts payable	127,526	135,296
Accrued payrolls	38,642	27,166
Accrued expenses and other current liabilities	147,456	124,770
Current liabilities held-for-sale	—	107,545
Total current liabilities	322,512	403,616
Other liabilities
Long-term debt, less current portion	352,695	791,509
Postretirement and pension liabilities	161,548	181,610
Operating leased non-current liabilities	8,624	10,064
Other non-current liabilities	51,882	62,050
Non-current liabilities held-for-sale	—	71,149
Total liabilities	897,261	1,519,998
Equity
Total Ferro Corporation shareholders’ equity	512,781	429,967
Noncontrolling interests	9,221	10,968
Total liabilities and equity	$1,419,263	$1,960,933

Table 4
Ferro Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$10,857	$14,914	$135,148	$25,883
Loss (gain) on sale of assets	—	(428)	(98,746)	78
Depreciation and amortization	10,281	9,799	30,098	30,653
Interest amortization	499	1,071	1,601	2,866
Restructuring and impairment	—	28	124	6,944
Loss on extinguishment of debt	—	—	1,981	—
Accounts receivable	(26,495)	(56,534)	(122,547)	(107,551)
Inventories	(11,874)	44,793	(21,057)	10,022
Accounts payable	(6,921)	(33,487)	775	(78,576)
Other current assets and liabilities, net	4,225	12,396	29,983	10,750
Other adjustments, net	889	5,528	(22,309)	(7,550)
Net cash used in operating activities	(18,539)	(1,920)	(64,949)	(106,481)
Cash flows from investing activities
Capital expenditures for property, plant and equipment and other long-lived assets	(5,110)	(6,699)	(25,684)	(21,681)
Collections of financing receivables	31,336	34,719	90,662	97,299
Proceeds from sale of businesses, net	—	—	415,230	—
Business acquisitions, net of cash acquired	—	—	(2,200)	—
Other investing activities	200	25	436	803
Net cash provided by investing activities	26,426	28,045	478,444	76,421
Cash flows from financing activities
Net borrowings (payments) under loans payable	81	(12,103)	(31)	(683)
Principal payments on term loan facility - Amended Credit Facility	(2,050)	(2,050)	(441,150)	(6,150)
Proceeds from revolving credit facility - Amended Credit Facility	—	38,336	50,000	398,336
Principal payments on revolving credit facility - Amended Credit Facility	—	(49,213)	(50,000)	(392,596)
Other financing activities	(471)	690	(4,022)	(728)
Net cash used in financing activities	(2,440)	(24,340)	(445,203)	(1,821)
Effect of exchange rate changes on cash and cash equivalents	(410)	679	(1,815)	174
Increase (decrease) in cash and cash equivalents	5,037	2,464	(33,523)	(31,707)
Cash and cash equivalents at beginning of period	143,717	70,231	182,277	104,402
Cash and cash equivalents at end of period	148,754	72,695	148,754	72,695
Less: Cash and cash equivalents of discontinued operations at end of period	—	8,200	—	8,200
Cash and cash equivalents of continuing operations at end of period	$148,754	$64,495	$148,754	$64,495

Cash paid during the period for:
Interest	$5,505	$3,440	$21,943	$20,176
Income taxes	3,886	5,283	16,637	13,005

Table 5
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported Income to Adjusted Income
For the Three Months Ended September 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[5]	Net income attributable to common shareholders	Diluted earnings per share
	2021

As reported	$193,850	$54,520	$602	$2,777	$13,800	$11,197	$0.13
Adjustments:
Restructuring	—	—	(602)	—	—	602	0.01
Acquisition related costs[1]	—	(4,193)	—	—	—	4,193	0.05
Costs related to optimization projects[3]	(1,251)	(1,261)	—	—	—	2,512	0.03
Costs related to divested businesses and assets	—	1,768	—	(224)	—	(1,544)	(0.02)
Tax on adjustments	—	—	—	—	(3,504)	3,504	0.04
Total adjustments[6]	(1,251)	(3,686)	(602)	(224)	(3,504)	9,267	0.11
As adjusted	$192,599	$50,834	$—	$2,553	$10,296	$20,464	$0.24

	2020

As reported	$171,711	$47,820	$2,447	$5,305	$5,047	$9,107	$0.11
Adjustments:
Restructuring	—	—	(2,447)	—	—	2,447	0.03
Acquisition related costs[2]	—	(153)	—	—	—	153	—
Costs related to optimization projects[4]	(1,559)	(1,783)	—	—	—	3,342	0.04
Costs related to divested businesses and assets	—	(763)	—	(200)	—	963	0.01
Other	(453)	—	—	(1,044)	—	1,497	0.02
Tax on adjustments	—	—	—	—	1,785	(1,785)	(0.02)
Total adjustments[6]	(2,012)	(2,699)	(2,447)	(1,244)	1,785	6,617	0.08
As adjusted	$169,699	$45,121	$—	$4,061	$6,832	$15,724	$0.19
(1)The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(2)The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(3)Costs related to Optimization projects of $2.5 million include costs associated with our Americas manufacturing optimization initiative of $1.6 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $0.9 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.
(4)Costs related to Optimization projects of $3.3 million include costs associated with our Americas manufacturing optimization initiative of $2.3 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $1.1 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.
(5)Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated.
(6)Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.
It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe by excluding these costs, our adjusted earnings per share better reflect our underlying business performance, as well as being considered in our internal evaluation of financial performance. These costs are ones that we have concluded are not normal, recurring cash operating expenses necessary to operate our business, and we believe it is useful to present this non-GAAP financial measure to provide investors greater comparability of our base business.

Table 6
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Reported Income to Adjusted Income
For the Nine Months Ended September 30 (unaudited)

(Dollars in thousands, except per share amounts)	Cost of sales	Selling general and administrative expenses	Restructuring and impairment charges	Other expense, net	Income tax expense[5]	Net income attributable to common shareholders	Diluted earnings per share
	2021

As reported	$586,601	$167,384	$7,756	$20,566	$29,946	$46,363	$0.56
Adjustments:
Restructuring	—	—	(7,756)	—	—	7,756	0.09
Acquisition related costs[1]	—	(12,958)	—	(6,975)	—	19,933	0.24
Costs related to optimization projects[3]	(5,102)	(4,398)	—	—	—	9,500	0.11
Costs related to divested businesses and assets	—	(2,047)	—	(86)	—	2,133	0.03
Tax on adjustments	—	—	—	—	4,796	(4,796)	(0.06)
Total adjustments[6]	(5,102)	(19,403)	(7,756)	(7,061)	4,796	34,526	0.41
As adjusted	$581,499	$147,981	$—	$13,505	$34,742	$80,889	$0.97

	2020

As reported	$484,356	$154,407	$12,231	$14,113	$10,364	$22,707	$0.27
Adjustments:
Restructuring	—	—	(12,231)	—	—	12,231	0.15
Acquisition related costs[2]	(9)	(1,223)	—	—	—	1,232	0.01
Costs related to optimization projects[4]	(4,662)	(7,228)	—	—	—	11,890	0.14
Costs related to divested businesses and assets	—	(4,006)	—	(307)	—	4,313	0.05
Other	(453)	—	—	(1,044)	—	1,497	0.02
Tax on adjustments	—	—	—	—	7,259	(7,259)	(0.09)
Total adjustments[6]	(5,124)	(12,457)	(12,231)	(1,351)	7,259	23,904	0.29
As adjusted	$479,232	$141,950	$—	$12,762	$17,623	$46,611	$0.56
(1)The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(2)The adjustments to “Selling general and administrative expenses” primarily include legal, professional and other expenses related to acquisition costs.
(3)Cost related to Optimization projects of $9.5 million includes costs associated with our Americas manufacturing optimization initiative of $5.6 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $3.9 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.
(4)Cost related to Optimization projects of $11.9 million includes costs associated with our Americas manufacturing optimization initiative of $7.4 million, which is comprised of costs for process development and production testing, professional fees for legal and tax services, supplies and equipment commissioning, and utility setup and testing. The remaining $4.5 million of costs relate to global optimization projects and discrete projects at our previous acquisitions.
(5)Income tax expense reflects the reported expense, adjusted for adjustments being tax effected at the respective statutory rate where the item originated.
(6)Due to rounding, total earnings per share related to adjustments does not always add to the total adjusted earnings per share.
It should be noted that adjusted net income, earnings per share and other adjusted items referred to above are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP, and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. We believe by excluding these costs, our adjusted earnings per share better reflect our underlying business performance, as well as being considered in our internal evaluation of financial performance. These costs are ones that we have concluded are not normal, recurring cash operating expenses necessary to operate our business, and we believe it is useful to present this non-GAAP financial measure to provide investors greater comparability of our base business.

Table 7
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Adjusted Gross Profit

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020

Functional Coatings	$179,568	$154,218	$559,299	$441,325
Color Solutions	97,660	87,659	300,618	257,679
Total net sales	$277,228	$241,877	$859,917	$699,004

Total net sales	$277,228	$241,877	$859,917	$699,004
Adjusted cost of sales[1]	192,599	169,699	581,499	479,232
Adjusted gross profit	$84,629	$72,178	$278,418	$219,772
Adjusted gross profit percentage	30.5%	29.8%	32.4%	31.4%
(1)Refer to Table 5 for the reconciliation of adjusted cost of sales for the three months ended September 30, 2021 and 2020, respectively. Refer to Table 6 for the reconciliation of adjusted cost of sales for the nine months ended September 30, 2021 and 2020, respectively.
It should be noted that adjusted gross profit is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 8
Ferro Corporation and Subsidiaries
Supplemental Information
Constant Currency Schedule of Adjusted Operating Profit (unaudited)

(Dollars in thousands)	Three Months Ended September 30,
	2020	Adjusted 2020[1]	2021	2021 vs Adjusted 2020
Segment net sales
Functional Coatings	$154,218	$156,106	$179,568	$23,462
Color Solutions	87,659	88,497	97,660	9,163
Total segment net sales	$241,877	$244,603	$277,228	$32,625

Segment adjusted gross profit
Functional Coatings	$42,912	$43,034	$51,667	$8,633
Color Solutions	28,903	29,379	32,854	3,475
Other costs of sales	363	328	107	(221)
Total adjusted gross profit[2]	$72,178	$72,741	$84,628	$11,887

Adjusted selling, general and administrative expenses
Strategic services	$22,272	$22,455	$23,411	$956
Functional services	19,198	19,289	17,603	(1,686)
Incentive compensation	2,042	2,046	8,401	6,355
Stock-based compensation	1,608	1,608	1,419	(189)
Total adjusted selling, general and administrative expenses[3]	$45,120	$45,398	$50,834	$5,436

Adjusted operating profit	$27,058	$27,343	$33,794	$26,707
Adjusted operating profit as a % of net sales	11.2%	11.2%	12.2%
(1)Reflects the remeasurement of 2020 reported and adjusted local currency results using 2021 exchange rates, resulting in constant currency comparative figures to 2021 reported and adjusted results. See Table 5 for Non-GAAP adjustments applicable to the three month period.
(2)Refer to Table 7 for the reconciliation of adjusted gross profit for the three months ended September 30, 2021 and 2020, respectively.
(3)Refer to Table 5 for the reconciliation of adjusted SG&A expenses for the three months ended September 30, 2021 and 2020, respectively.
It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 5 and Table 7. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 9
Ferro Corporation and Subsidiaries
Supplemental Information
Constant Currency Schedule of Adjusted Operating Profit (unaudited)

(Dollars in thousands)	Nine Months Ended September 30,
	2020	Adjusted 2020[1]	2021	2021 vs Adjusted 2020
Segment net sales
Functional Coatings	$441,325	$455,101	$559,299	$104,198
Color Solutions	257,679	265,425	300,618	35,193
Total segment net sales	$699,004	$720,526	$859,917	$139,391

Segment adjusted gross profit
Functional Coatings	$129,902	$133,975	$175,923	$41,948
Color Solutions	89,698	92,765	103,785	11,020
Other costs of sales	170	165	(1,292)	(1,457)
Total adjusted gross profit[2]	$219,770	$226,905	$278,416	$51,511

Adjusted selling, general and administrative expenses
Strategic services	$69,093	$71,524	$71,049	$(475)
Functional services	60,179	61,700	58,404	(3,296)
Incentive compensation	6,133	6,159	12,401	6,242
Stock-based compensation	6,550	6,550	6,134	(416)
Total adjusted selling, general and administrative expenses[3]	$141,955	$145,933	$147,988	$2,055

Adjusted operating profit	$77,815	$80,972	$130,428	$49,456
Adjusted operating profit as a % of net sales	11.1%	11.2%	15.2%
(1)Reflects the remeasurement of 2020 reported and adjusted local currency results using 2021 exchange rates, resulting in constant currency comparative figures to 2021 reported and adjusted results. See Table 6 for Non-GAAP adjustments applicable to the nine month period.
(2)Refer to Table 7 for the reconciliation of adjusted gross profit for the nine months ended September 30, 2021 and 2020, respectively.
(3)Refer to Table 6 for the reconciliation of adjusted SG&A expenses for the nine months ended September 30, 2021 and 2020, respectively.
It should be noted that adjusted net sales, gross profit, SG&A expenses, and operating profit are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). These Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures are presented within this table, as well as Table 6 and Table 7. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 10
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income Attributable to Ferro Corporation
Common Shareholders to Adjusted EBITDA (unaudited)

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income attributable to Ferro Corporation common shareholders	$11,197	$9,107	$46,363	$22,707
Net income attributable to noncontrolling interests	482	440	1,301	826
Restructuring and impairment charges	602	2,447	7,756	12,231
Other (income) expense, net	(2,659)	538	687	(2,361)
Interest expense	5,436	4,767	19,879	16,474
Income tax expense	13,800	5,047	29,946	10,364
Depreciation and amortization	10,759	10,870	31,697	33,519
Less: interest amortization expense and other	(499)	(1,071)	(1,601)	(2,866)
Cost of sales adjustments[1]	1,251	2,012	5,102	5,124
SG&A adjustments[1]	3,677	2,699	19,403	12,457
Adjusted EBITDA	$44,046	$36,856	$160,533	$108,475

Net sales	$277,228	$241,877	$859,917	$699,004
Adjusted EBITDA as a % of net sales	15.9%	15.2%	18.7%	15.5%
(1)For details of Non-GAAP adjustments, refer to Table 5 and Table 6 for the reconciliation of adjusted cost of sales and adjusted SG&A for the three and nine months ended September 30, 2021 and 2020, respectively.
It should be noted that adjusted EBITDA is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 11
Ferro Corporation and Subsidiaries
Supplemental Information
Change in Net Debt (unaudited)

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Beginning of period
Gross debt	$364,972	$835,486	$804,067	$811,450
Cash	143,717	62,031	174,077	96,202
Debt, net of cash	221,255	773,455	629,990	715,248

Unamortized debt issuance costs	1,372	4,314	3,719	3,885
Debt, net of cash and unamortized debt issuance costs	219,883	769,141	626,271	711,363

End of period
Gross debt	362,825	811,556	362,825	811,556
Cash	148,754	64,495	148,754	64,495
Debt, net of cash	214,071	747,061	214,071	747,061

Unamortized debt issuance costs	1,242	4,017	1,242	4,017
Debt, net of cash and unamortized debt issuance costs	212,829	743,044	212,829	743,044

Unamortized debt issuance costs	(130)	(297)	(2,477)	132
FX on cash	(410)	679	(1,815)	174

Period decrease (increase) in debt, net of cash, unamortized debt issuance costs and FX	$7,594	$25,715	$417,734	$(31,987)

Period decrease (increase) in debt, net of cash and unamortized debt issuance costs	$7,054	$26,097	$413,442	$(31,681)
It should be noted that the change in net debt is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). This Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of this financial measure to the most comparable U.S. GAAP financial measure is presented. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.

Table 12
Ferro Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Used in Operating Activities (GAAP) to
Adjusted Free Cash Flow (Non-GAAP) (unaudited)

(Dollars in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Cash flows from operating activities
Net income	$10,857	$14,914	$135,148	$25,883
Loss (gain) on sale of assets	—	(428)	(98,746)	78
Depreciation and amortization	10,281	9,799	30,098	30,653
Interest amortization	499	1,071	1,601	2,866
Restructuring and impairment	—	28	124	6,944
Loss on extinguishment of debt	—	—	1,981	—
Accounts receivable	(26,495)	(56,534)	(122,547)	(107,551)
Inventories	(11,874)	44,793	(21,057)	10,022
Accounts payable	(6,921)	(33,487)	775	(78,576)
Other current assets and liabilities, net	4,225	12,396	29,983	10,750
Other adjustments, net	889	5,528	(22,309)	(7,550)
Net cash used in operating activities (GAAP)	(18,539)	(1,920)	(64,949)	(106,481)
Less: Capital Expenditures	(5,110)	(6,699)	(25,684)	(21,681)
Plus: Cash collected for AR securitization	31,336	34,719	90,662	97,299
Adjusted Free Cash Flow (Non-GAAP)	$7,687	$26,100	$29	$(30,863)
Net Income Attributable to Ferro Corporation Common Shareholders	$10,375	$14,474	$133,847	$25,057
Adjusted Free Cash Flow Conversion of Net Income Attributable to Ferro Corporation Common Shareholders	74.1%	180.3%	—%	-123.2%
It should be noted that Adjusted Free Cash Flow is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States (U.S. GAAP). The Non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, the financial measures prepared in accordance with U.S. GAAP and a reconciliation of these financial measures to the most comparable U.S. GAAP financial measures is presented. Adjusted Free Cash Flow (Non-GAAP) is calculated as Cash Flow used in operating activities (GAAP), less capital expenditures and adding cash collected from the Accounts Receivable Securitization program. We believe this data provides investors with additional useful information on the underlying operations and trends of the business and enables period-to-period comparability of financial performance.